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                                                                   EXHIBIT 23.6

                                                                   June 9, 1998


The Board of Directors
Kansas City Power & Light Company
1201 Walnut
Kansas City, Missouri 64106

Dear Members of the Board:

  We hereby consent to the use of our opinion letter dated June 9, 1998, to the Board of Directors of Kansas City Power & Light Company (the "Company"), included as Annex C to the Joint Proxy Statement/ Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed business combination between the Company and Western Resources, Inc., and to the references therein to such opinion under the captions "SUMMARY--Opinions of Financial Advisors", "THE TRANSACTIONS--Background of the Transactions", and "THE TRANSACTIONS--Opinion of KCPL's Financial Advisor".

  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          MERRILL LYNCH, PIERCE, FENNER &
                                                SMITH INCORPORATED

                                                   /s/ Laurel A. Coben
                                          By__________________________________